Exhibit 99.1

Elite Pharmaceuticals Appoints Aqeel A. Fatmi, Ph.D. to Its Board of Directors

NORTHVALE, N.J. – August 7, 2018 – Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCBB: ELTP) announced today the appointment of Aqeel A. Fatmi, Ph.D. to its Board of Directors. Dr. Fatmi qualifies as an independent director under the Nasdaq Rules. Dr. Aqeel Fatmi has acquired more than 35 years of experience in the pharmaceutical industry while serving in leadership positions and advisory boards for multiple global companies. Dr. Fatmi has expertise and experience in strategic development, mergers and acquisitions, research and development, supply chain management, operations excellence and business development.

“Dr. Fatmi will be a tremendous asset to Elite by providing his insight, industry knowledge, and broad range of technical experience,” said Elite’s CEO and Chairman of the Board, Nasrat Hakim. “Elite will greatly benefit from his judgment and counsel.”

Dr. Fatmi currently heads his own consulting firm that advises in all areas of pharmaceutical development and manufacturing. Prior to consulting, Dr. Fatmi was employed by Humanwell Healthcare Group and assisted with the integration of Epic Pharma after the acquisition by Humanwell. Dr. Fatmi was Executive Vice President of Global Research and Development and Operations and served on the Global Leadership Team for Banner Pharmacaps Inc. He was Chief Scientific Officer for Patheon Pharmaceuticals and Banner Life Sciences after its acquisition of Banner. Prior to joining Banner and Patheon, Dr. Fatmi was a co-founder of the Georgia Combinatorial Chemistry Center at Georgia State University, focusing on the discovery of small molecule drugs for cancer, HIV, and other infectious diseases. Earlier in his career, Dr. Fatmi was employed as Senior Vice President of Research and Development by Solvay Pharmaceuticals, Inc. Dr. Fatmi has been an Advisory Board member for Tannenbaum Capital Partners, Dr. Fatmi holds a Ph.D. in Medicinal Chemistry from the University of Georgia, Athens and was a National Science Foundation Post-Doctoral Fellow in the Department of Chemistry at the University of Georgia.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic products which have been licensed to TAGI Pharma, Epic Pharma, Dr. Reddy’s Laboratories, and Glenmark Pharmaceuticals, Inc., USA. Elite currently has eight commercial products being sold, two additional approved products pending launch, four products filed with the FDA, additional approved products pending manufacturing site transfer and the NDA filing for SequestOx™. Elite’s pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, and the actions the FDA require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities and intellectual property protections and defenses, are discussed in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations

518-398-6222

Dianne@elitepharma.com